EXHIBIT 10.19

Seat Assistant Purchase Agreement

Party A: HEALTHPORT MEDICAL CONSULTING PTE. LTD.

Party B: Tianjin Youfei Digital Technology Group Co., Ltd.

In the spirit of sincere cooperation, mutual benefit, and equality, and through friendly negotiations, Party A and Party B have reached the following agreement:

1. Scope of Cooperation

Party A and Party B collaborate on the development of an intelligent outbound calling system and seat assistant (referred to as the "Product") based on technologies such as intelligent speech and semantics, big data analysis, and more. The intelligent outbound calling system and seat assistant are comprehensive intelligent platforms designed for agency management and agency assistance, offering online personnel management, AI intelligent quality inspection, process navigation, intelligent knowledge base, data monitoring, and marketing outbound capabilities. They allow multi-dimensional management of seat personnel, online process control, real-time AI quality inspection, and real-time viewing of agency data to enhance the efficiency of management personnel and reduce thresholds in multi-personnel management. They help seat agents quickly establish marketing scenarios, standardize work processes, and provide seat agents with reference to common process nodes and scripts for quick operations. Through real-time monitoring and observation of the work of each seat agent, full-scale management and real-time coaching are achieved, ultimately leading to cost reduction and efficiency improvement, and maximizing management.

2. Mode of Cooperation

2.1 Based on Party B's existing system products and technical capabilities, the two parties cooperate to develop a new generation of AI-SaaS products. Party A provides business scenario requirements, while Party B provides models and related development personnel, underlying AI capabilities, and so on. The two parties engage in deep cooperation in joint modeling, big data, and other areas for product development.

2.2 The parties jointly guarantee that, without the prior written consent of the other party, they shall not use the other party's name, trademarks, or service marks or any part thereof without authorization.

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2.3 The parties guarantee that the signing and performance of this Agreement have received the approval of the internal authorized bodies of their respective companies. The signing and performance of this Agreement shall not violate agreements with third parties or contravene laws, regulations, rules, or other regulatory documents.

3. Intellectual Property

3.1 In the performance of this contract, the intellectual property rights of new work results completed by Party B using the information, data, and working conditions provided by Party A shall belong to Party A. Similarly, the intellectual property rights of new work results completed by Party A using the information, data, and working conditions provided by Party B shall belong to Party A. Unless otherwise agreed by the parties, all intellectual property rights of work results completed by Party B in this project shall be owned by Party A.

3.2 Party B undertakes to respect Party A's copyrights and not to decrypt, copy, or provide Party A's technical data, code, or systems to third parties. Party B also agrees not to engage in any actions that may constitute an infringement of Party A's legitimate rights, such as reverse engineering, reverse compilation, or disassembly of Party A's software products.

4. Fee Payment

4.1 Party A shall pay Party B a total development fee of USD 2,500,000 (in words: Two Million Five Hundred Thousand US Dollars).

4.2 This Agreement includes the following payment terms:

4.2.1 Upon the completion of the initial product acceptance, Party A shall pay Party B or the designated company 30% of the development fee, which amounts to USD 750,000 (in words: Seven Hundred Fifty Thousand US Dollars). The payment date for the remaining development fees shall be determined through negotiations between the two parties, taking into account the subsequent usage and promotion of the product, with the latest payment to be made within one year from the initial payment.

4.2.2 Before Party A makes any payment, Party B shall provide Party A with an equivalent invoice. Failure to do so by Party B will give Party A the right to delay payment. The receipt of an invoice by Party A does not constitute payment completion. Payment is considered complete when the entire contract amount is received by Party B or into an account designated by Party B.

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5. Validity Period

The term of this agreement is three years from the effective date of this agreement, and if neither party raises objections upon expiration, it will be automatically renewed.

6. Confidentiality

6.1 In this agreement, "confidential information" refers to any non-public information related to business or behavior that belongs to the disclosing party, including but not limited to all information marked and agreed by one party as "confidential." Confidential information includes not only written information and information that can exist on tangible media but also information transmitted in oral, visual, electronic, or other intangible forms. Confidential information does not include information that (a) has entered the public domain without violating this agreement, (b) the receiving party lawfully obtains from a third party, (c) the receiving party can demonstrate it knew through lawful means before obtaining it from the disclosing party, or (d) the receiving party can prove that the confidential information is independently developed by it. All the terms in this agreement will be considered as confidential information for all parties, and without the written consent of the other party, they may not be disclosed to third parties.

6.2 All parties agree (a) not to disclose or use confidential information disclosed by the other party to any third party, except as expressly permitted by this agreement, (b) to take all reasonable measures to maintain the security of all confidential information owned or controlled by themselves. In any case, the method by which they maintain the other party's confidential information should not be of a lower level of confidentiality than the method used to maintain similar information of importance.

6.3 All parties acknowledge that any unauthorized disclosure or use of confidential information, or the reasonable belief that one party is engaging or has engaged in prohibited bribery as stipulated in Section 7 of this agreement, will cause irreparable harm and loss to the disclosing party. In the event of actual or potential violations of Section 6, the disclosing party shall have the right to protect and take temporary enforcement measures to prevent the disclosure of its confidential information, and such measures shall not limit the other remedies that the disclosing party may seek under applicable law.

6.4 In addition to the above, all parties may disclose confidential information (a) to courts or other government authorities that have jurisdiction, or as required by laws, regulations, or related regulatory authorities, (b) on the basis of "need to know," disclose to lawyers and accountants while keeping the information confidential.

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6.5 This confidentiality obligation remains effective after the termination, premature termination, or expiration of this agreement.

7. Breach of Contract

7.1 In the event of a breach by one party, the non-breaching party may, through written notice, require the breaching party to cease the breach within a specified time and eliminate its consequences. If the breaching party fails to cease the breach within the stipulated time, the non-breaching party has the right to terminate this agreement immediately.

7.2 Any breach by either party of its representations, commitments, warranties, or obligations under this agreement that results in any litigation, disputes, claims, penalties, or similar actions for the other party shall be the responsibility of the breaching party, and if such a breach causes losses to the other party, the breaching party shall be liable to compensate for those losses.

8. Anti-Bribery and Anti-Corruption Clause

8.1 The signatory parties to this agreement commit not to engage in, authorize, or allow any acts that would result in a violation of anti-bribery laws and regulations by the signatory parties and/or their affiliated companies. This obligation is especially applicable to illegal payments to government officials, public authorities, or their associated representatives, family members, or friends.

8.2 Each party to this agreement guarantees that they will not offer, provide, or agree to provide employees, agents, or representatives of the other party with any gifts, money, or other forms of benefits, nor accept or agree to accept such benefits from employees, agents, or representatives of the other party or third parties. The signatory parties shall not receive such benefits during the negotiation, signing, or performance of this agreement.

8.3 If at any point during the negotiation, signing, or performance of this agreement, one party becomes aware of any corrupt behavior, they shall promptly notify the other party. If either party engages in any form of bribery prohibited by this agreement or if one party has reasonable grounds to believe that the other party has engaged or is engaging in bribery prohibited by this agreement, that party has the right to terminate this agreement immediately.

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9. Miscellaneous

9.1 All parties agree that any disputes, disagreements, or lawsuits arising from or in connection with this agreement, or related to the rights and obligations of the parties under this agreement, can be brought before a People's Court with jurisdiction over the domicile of the plaintiff.

9.2 No Agency Relationship: Each party is an independent contracting party and has no authority or power to undertake or generate any obligations or responsibilities on behalf of the other party. This agreement should not be interpreted as creating or implying any joint venture, agency, or partnership relationship.

9.3 Severability of the Agreement: In any situation where any provision of this agreement is deemed unenforceable or invalid by a court, arbitration institution, or relevant government agency, the other parts of this agreement will remain in full force.

9.4 Force Majeure: None of the parties shall be liable for any delay or failure to fulfill the obligations stipulated in this agreement when such delay or failure is due to reasons beyond the reasonable control of any party, including but not limited to strikes, riots, civil unrest, fires, floods, storms, explosions, natural disasters, wars, government actions, earthquakes, or any other reasons beyond the reasonable control of any party.

9.5 This agreement, upon being signed and sealed by both Party A and Party B, becomes effective. This agreement is made in duplicate, with each party holding one copy, both having the same legal effect.

Party A:

Party B:

Date: January 4, 2022

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